Citi Tax Free Reserves
77Q1
MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

      This MANAGEMENT AGREEMENT (Agreement) is made this 13th day of April, 2007, by and between Legg Mason Partners Money Market Trust
(the Trust) and Legg Mason Partners Fund
Advisor, LLC, a Delaware limited liability company (the Manager).

      WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the 1940 Act);

      WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers
Act of 1940, as amended;

      WHEREAS, the Trust wishes to retain the
Manager to provide investment advisory,
management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the
Fund); and

      WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the
promises and mutual covenants herein contained, it is agreed as follows:

       1.	The Trust hereby appoints the Manager
to act as investment adviser and administrator
of the Fund for the period and on the terms set
forth in this Agreement.  The Manager accepts
such appointment and agrees to render the
services herein set forth, for the compensation
herein provided.
       2.	The Fund shall at all times keep the
Manager fully informed with regard to the
securities owned by it, its funds available, or
to become available, for investment, and
generally as to the condition of its affairs.
It shall furnish the Manager with such other
documents and information with regard to its
affairs as the Manager may from time to time
reasonably request.
       3.	(a)	Subject to the supervision of
the Trusts Board of Trustees (the Board), the
Manager shall regularly provide the Fund with
investment research, advice, management and
supervision and shall furnish a continuous
investment program for the Fund's portfolio of
securities and other investments consistent with
the Fund's investment objectives, policies and
restrictions, as stated in the Funds current
Prospectus and Statement of Additional
Information.  The Manager shall determine from
time to time what securities and other
investments will be purchased (including, as
permitted in accordance with this paragraph,
swap agreements, options and futures), retained,
sold or exchanged by the Fund and what portion
of the assets of the Funds portfolio will be
held in the various securities and other
investments in which the Fund invests, and shall
implement those decisions (including the
execution of investment documentation), all
subject to the provisions of the Trusts
Declaration of Trust and By-Laws (collectively,
the Governing Documents), the 1940 Act, and
the applicable rules and regulations promulgated
thereunder by the Securities and Exchange
Commission (the SEC) and interpretive guidance
issued thereunder by the SEC staff and any other
applicable federal and state law, as well as the
investment objectives, policies and restrictions
of the Fund referred to above, and any other
specific policies adopted by the Board and
disclosed to the Manager.  The Manager is
authorized as the agent of the Trust to give
instructions to the custodian of the Fund as to
deliveries of securities and other investments
and payments of cash for the account of the
Fund.  Subject to applicable provisions of the
1940 Act and direction from the Board, the
investment program to be provided hereunder may
entail the investment of all or substantially
all of the assets of the Fund in one or more
investment companies.  The Manager will place
orders pursuant to its investment determinations
for the Fund either directly with the issuer or
with any broker or dealer, foreign currency
dealer, futures commission merchant or others
selected by it.  In connection with the
selection of such brokers or dealers and the
placing of such orders, subject to applicable
law, brokers or dealers may be selected who also
provide brokerage and research services (as
those terms are defined in Section 28(e) of the
Securities Exchange Act of 1934, as amended (the
Exchange Act)) to the Funds and/or the other
accounts over which the Manager or its
affiliates exercise investment discretion.  The
Manager is authorized to pay a broker or dealer
who provides such brokerage and research
services a commission for executing a portfolio
transaction for the Fund which is in excess of
the amount of commission another broker or
dealer would have charged for effecting that
transaction if the Manager determines in good
faith that such amount of commission is
reasonable in relation to the value of the
brokerage and research services provided by such
broker or dealer.  This determination may be
viewed in terms of either that particular
transaction or the overall responsibilities
which the Manager and its affiliates have with
respect to accounts over which they exercise
investment discretion.  The Board may adopt
policies and procedures that modify and restrict
the Managers authority regarding the execution
of the Funds portfolio transactions provided
herein.  The Manager shall also provide advice
and recommendations with respect to other
aspects of the business and affairs of the Fund,
shall exercise voting rights, rights to consent
to corporate action and any other rights
pertaining to the Fund's portfolio securities
subject to such direction as the Board may
provide, and shall perform such other functions
of investment management and supervision as may
be directed by the Board.  The Manager may
execute on behalf of the Fund certain
agreements, instruments and documents in
connection with the services performed by it
under this Agreement.  These may include,
without limitation, brokerage agreements,
clearing agreements, account documentation,
futures and option agreements, swap agreements,
other investment related agreements, and any
other agreements, documents or instruments the
Manager believes are appropriate or desirable in
performing its duties under this Agreement.
	(b)	Subject to the direction and control
of the Board, the Manager shall perform such
administrative and management services as may
from time to time be reasonably requested by the
Fund as necessary for the operation of the Fund,
such as (i) supervising the overall
administration of the Fund, including
negotiation of contracts and fees with and the
monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing
agents, custodian and other independent
contractors or agents, (ii) providing certain
compliance, fund accounting, regulatory
reporting, and tax reporting services, (iii)
preparing or participating in the preparation of
Board materials, registration statements, proxy
statements and reports and other communications
to shareholders, (iv) maintaining the Funds
existence, and (v) during such times as shares
are publicly offered, maintaining the
registration and qualification of the Funds
shares under federal and state laws.
Notwithstanding the foregoing, the Manager shall
not be deemed to have assumed any duties with
respect to, and shall not be responsible for,
the distribution of the shares of any Fund, nor
shall the Manager be deemed to have assumed or
have any responsibility with respect to
functions specifically assumed by any transfer
agent, fund accounting agent, custodian,
shareholder servicing agent or other agent, in
each case employed by the Fund to perform such
functions.
	(c)	The Fund hereby authorizes any entity
or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by
Section 11(a) of the Exchange Act and Rule 11a2-
2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-
2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Funds then-current
Prospectus and Statement of Additional
Information relative to the Manager and its directors and officers.

       4.	Subject to the Board's approval, the
Manager or the Fund may enter into contracts
with one or more investment subadvisers or
subadministrators, including without limitation,
affiliates of the Manager, in which the Manager
delegates to such investment subadvisers or
subadministrators any or all its duties
specified hereunder, on such terms as the
Manager will determine to be necessary,
desirable or appropriate, provided that in each
case the Manager shall supervise the activities
of each such subadviser or subadministrator and
further provided that such contracts impose on
any investment subadviser or subadministrator
bound thereby all the conditions to which the
Manager is subject hereunder and that such
contracts are entered into in accordance with
and meet all applicable requirements of the 1940
Act.
       5.	(a)	The Manager, at its expense,
shall supply the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Manager shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule
31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.
The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected.


	(b)	The Manager shall bear all expenses,
and shall furnish all necessary services,
facilities and personnel, in connection with its
responsibilities under this Agreement.  Other
than as herein specifically indicated, the
Manager shall not be responsible for the Fund's
expenses, including, without limitation,
advisory fees; distribution fees; interest;
taxes; governmental fees; voluntary assessments
and other expenses incurred in connection with
membership in investment company organizations;
organization costs of the Fund; the cost
(including brokerage commissions, transaction
fees or charges, if any) in connection with the
purchase or sale of the Funds securities and
other investments and any losses in connection
therewith; fees and expenses of custodians,
transfer agents, registrars, independent pricing
vendors or other agents; legal expenses; loan
commitment fees; expenses relating to share
certificates; expenses relating to the issuing
and redemption or repurchase of the Fund's
shares and servicing shareholder accounts;
expenses of registering and qualifying the
Fund's shares for sale under applicable federal
and state law; expenses of preparing, setting in
print, printing and distributing prospectuses
and statements of additional information and any
supplements thereto, reports, proxy statements,
notices and dividends to the Fund's
shareholders; costs of stationery; website
costs; costs of meetings of the Board or any
committee thereof, meetings of shareholders and
other meetings of the Fund; Board fees; audit
fees; travel expenses of officers, members of
the Board and employees of the Fund, if any; and
the Fund's pro rata portion of premiums on any
fidelity bond and other insurance covering the
Fund and its officers, Board members and
employees; litigation expenses and any non-
recurring or extraordinary expenses as may
arise, including, without limitation, those
relating to actions, suits or proceedings to
which the Fund is a party and the legal
obligation which the Fund may have to indemnify
the Funds Board members and officers with
respect thereto.
       6.	No member of the Board, officer or
employee of the Trust or Fund shall receive from
the Trust or Fund any salary or other
compensation as such member of the Board,
officer or employee while he is at the same time
a director, officer, or employee of the Manager
or any affiliated company of the Manager, except
as the Board may decide.  This paragraph shall
not apply to Board members, executive committee
members, consultants and other persons who are
not regular members of the Manager's or any
affiliated company's staff.
       7.	As compensation for the services
performed and the facilities furnished and
expenses assumed by the Manager, including the
services of any consultants retained by the
Manager, the Fund shall pay the Manager, as
promptly as possible after the last day of each
month, a fee, computed daily at an annual rate
set forth opposite the Funds name on Schedule A
annexed hereto, provided however, that if the
Fund invests all or substantially all of its
assets in another registered investment company
for which the Manager or an affiliate of the
Manager serves as investment adviser or
investment manager, the annual fee computed as
set forth on such Schedule A shall be reduced by
the aggregate management fees allocated to that
Fund for the Fund's then-current fiscal year
from such other registered investment company.
The first payment of the fee shall be made as
promptly as possible at the end of the month
succeeding the effective date of this Agreement,
and shall constitute a full payment of the fee
due the Manager for all services prior to that
date.  If this Agreement is terminated as of any
date not the last day of a month, such fee shall
be paid as promptly as possible after such date
of termination, shall be based on the average
daily net assets of the Fund in that period from
the beginning of such month to such date of
termination, and shall be that proportion of
such average daily net assets as the number of
business days in such period bears to the number
of business days in such month.  The average
daily net assets of the Fund shall in all cases
be based only on business days and be computed
as of the time of the regular close of business
of the New York Stock Exchange, or such other
time as may be determined by the Board.
   8.	The Manager assumes no responsibility
under this Agreement other than to render the
services called for hereunder, in good faith,
and shall not be liable for any error of
judgment or mistake of law, or for any loss
arising out of any investment or for any act or
omission in the execution of securities
transactions for the Fund, provided that nothing
in this Agreement shall protect the Manager
against any liability to the Fund to which the
Manager would otherwise be subject by reason of
willful misfeasance, bad faith, or gross
negligence in the performance of its duties or
by reason of its reckless disregard of its
obligations and duties hereunder.  As used in
this Section 8, the term Manager shall include
any affiliates of the Manager performing
services for the Trust or the Fund contemplated
hereby and the partners, shareholders,
directors, officers and employees of the Manager
and such affiliates.
   9.	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or
employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the
Fund, to engage in any other business or to
devote his time and attention in part to the
management or other aspects of any other
business, whether of a similar nature or a
dissimilar nature, nor to limit or restrict the
right of the Manager to engage in any other
business or to render services of any kind,
including investment advisory and management
services, to any other fund, firm, individual or
association.  If the purchase or sale of
securities consistent with the investment
policies of the Fund or one or more other
accounts of the Manager is considered at or
about the same time, transactions in such
securities will be allocated among the accounts
in a manner deemed equitable by the Manager.
Such transactions may be combined, in accordance
with applicable laws and regulations, and
consistent with the Managers policies and
procedures as presented to the Board from time
to time.
   10.	For the purposes of this Agreement, the
Fund's net assets shall be determined as
provided in the Funds then-current Prospectus
and Statement of Additional Information and the
terms assignment, interested person, and
majority of the outstanding voting securities
shall have the meanings given to them by Section
2(a) of the 1940 Act, subject to such exemptions
as may be granted by the SEC by any rule,
regulation or order.
   11.	This Agreement will become effective
with respect to the Fund on the date set forth
opposite the Funds name on Schedule A annexed
hereto, provided that it shall have been
approved by the Trusts Board and by the
shareholders of the Fund in accordance with the
requirements of the 1940 Act and, unless sooner
terminated as provided herein, will continue in
effect until November 30, 2007.  Thereafter, if
not terminated, this Agreement shall continue in
effect with respect to the Fund, so long as such
continuance is specifically approved at least
annually (i) by the Board or (ii) by a vote of a
majority of the outstanding voting securities of
the Fund, provided that in either event the
continuance is also approved by a majority of
the Board members who are not interested persons
of any party to this Agreement, by vote cast in
person at a meeting called for the purpose of
voting on such approval.
   12.	This Agreement is terminable with
respect to the Fund without penalty by the Board
or by vote of a majority of the outstanding
voting securities of the Fund, in each case on
not more than 60 days' nor less than 30 days'
written notice to the Manager, or by the Manager
upon not less than 90 days' written notice to
the Fund, and will be terminated upon the mutual
written consent of the Manager and the Trust.
This Agreement shall terminate automatically in
the event of its assignment by the Manager and
shall not be assignable by the Trust without the
consent of the Manager.
   13.	The Manager agrees that for services
rendered to the Fund, or for any claim by it in
connection with services rendered to the Fund,
it shall look only to assets of the Fund for
satisfaction and that it shall have no claim
against the assets of any other portfolios of
the Trust.  The undersigned officer of the Trust
has executed this Agreement not individually,
but as an officer under the Trusts Declaration
of Trust and the obligations of this Agreement
are not binding upon any of the Trustees,
officers or shareholders of the Trust
individually.
   14.	No provision of this Agreement may be
changed, waived, discharged or terminated
orally, but only by an instrument in writing
signed by the party against which enforcement of
the change, waiver, discharge or termination is
sought, and no material amendment of the
Agreement shall be effective until approved, if
so required by the 1940 Act, by vote of the
holders of a majority of the Fund's outstanding
voting securities.
   15.	This Agreement embodies the entire
agreement and understanding between the parties
hereto, and supersedes all prior agreements and
understandings relating to the subject matter
hereof.  Should any part of this Agreement be
held or made invalid by a court decision,
statute, rule or otherwise, the remainder of
this Agreement shall not be affected thereby.
This Agreement shall be binding on and shall
inure to the benefit of the parties hereto and
their respective successors.
   16.	This Agreement shall be construed and
the provisions thereof interpreted under and in accordance with the laws of the State of New
York.


[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.
	LEGG  MASON
PARTNERS MONEY
MARKET TRUST

						By:

						Name:
						Title:


	LEGG MASON
PARTNERS FUND
ADVISOR, LLC

						By:

						Name:
						Title:




Schedule A

Citi Tax Free Reserves

Date:

April 13, 2007

Fee:

The following percentage of the Funds average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%


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